UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

NOVEMBER 2, 2016
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-11740

COLORADO (State or other jurisdiction of incorporation)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on November 2, 2016. Of the 3,668,016 shares of common stock entitled to vote, 3,385,315 were represented either in person or proxy. Seven directors were elected to serve until the next Annual Meeting of Shareholders. The advisory vote to approve executive compensation was approved. The ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending March 31, 2017 was approved.

The seven directors elected were:

			Broker
	For	Withheld	Non-Votes
John B. Schmieder	2,774,048	265,040	346,227
John J. Sullivan, Ph.D.	3,029,747	9,341	346,227
Michael T. Brooks	3,027,118	11,970	346,227
H. Stuart Campbell	3,025,888	13,200	346,227
Robert V. Dwyer	3,026,680	12,408	346,227
Evan C. Guillemin	3,026,936	12,152	346,227
David M. Kelly	3,025,347	13,741	346,227

The advisory vote to approve executive compensation was approved by the following vote:

			Broker
For	Against	Abstain	Non-Votes
2,847,872	68,222	122,994	346,227

The appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending March 31, 2017 was approved by the following vote:

			Broker
For	Against	Abstain	Non-Votes
3,198,417	1,594	185,304	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 2, 2016		Mesa Laboratories, Inc.
( Registrant)

/s/ John J. Sullivan
	BY:	John J. Sullivan,
President and Chief Executive Officer